UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 23, 2006
Date of Report (Date of earliest event reported)
American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674

(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5850 San Felipe, Suite 450, Houston, Texas 77057

(Address of principal executive offices) (Zip Code)
(713) 706-6200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
As reported in the Registrant’s Form 8-K filed on March 8, 2006, the Registrant’s Audit Committee has authorized the engagement of Hein & Associates, LLP to serve as the Registrant’s independent registered public accounting firm for the year ending December 31, 2006. BDO Seidman, LLP, who has served as the Registrant’s independent registered accounting firm since February 22, 2001, was informed on March 2, 2006 that it would be dismissed subsequent to completion of the audit of the Registrant’s financial statements for the year ended December 31, 2005, which has now been completed.
BDO Seidman, LLP’s reports on the Registrant’s financial statements for each of the years ended December 31, 2005 and 2004 did not contain an adverse or disclaimer of opinion nor was it qualified as to uncertainty, audit scope or accounting principles. BDO Seidman’s report for the year ended December 31, 2004 was modified to include an emphasis paragraph related to the Registrant’s need to sell assets to fund its cash requirements for other than normal property operations and refinance or extend debt as it matures. During the year ended December 31, 2005 and interim period up to and including the date of this filing, there have been no disagreements with BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure of the type referred to in Item 304 of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit	Description
99.1	Letter from BDO Seidman, LLP dated March 23, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.
By:	/s/ William J. Carden
	Name:	William J. Carden
	Title:	Chairman of the Board, President and Chief Executive Officer

Date: March 29, 2006

EXHIBIT INDEX

Exhibit	Description
99.1	Letter from BDO Seidman, LLP dated March 23, 2006.